                            ASSET PURCHASE AGREEMENT

      This Agreement, entered into this 31st day of October 1997, is by and between Austin Antenna, Ltd., a New Hampshire corporation ("AA"), and World Wireless Communications, Inc., a Nevada corporation ("WWC").

                                    RECITALS:

      WHEREAS, the WWC wishes to acquire, and AA is willing to sell, certain assets owned by AA in exchange solely for cash;

      NOW, THEREFORE, in consideration of the mutual terms and covenants set forth herein, the parties hereto approve and adopt this Agreement and mutually covenant and agree with each other as follows:

      1. Assets To Be Transferred: Liabilities Not Assumed: Purchase Price.

         1.1 Assets To Be Transferred. On the closing date (hereinafter defined), AA will convey, transfer, assign and deliver to WWC, and WWC will accept and acquire, the assets which are owned by AA as described in Schedule "A" attached hereto and incorporated herein (hereinafter the "Assets").

         1.2 Agreement Not to Compete. As additional consideration herein, AA shall not compete with WWC or any of its subsidiaries in the design, manufacture, sale, or distribution of antenna products for a period of five (5) years from the date of this Agreement in any location in which WWC or any of its subsidiaries shall design, manufacture, sell, or distribute its antenna products during such five (5) year period.

         1.3 Liabilities Not Assumed. Anything to the contrary herein notwithstanding, WWC shall not assume or pay any liabilities of AA, or assume any obligations, arising from the Assets as of or prior to the closing date, except as set forth in Schedule "A".

         1.4 Purchase Price. In exchange for the transfer of the Assets pursuant to subsection 1.1. hereof, and the non-compete agreement of such entity, WWC shall on the closing date, and contemporaneously with such transfer of the Assets to it by AA and the execution and delivery of the non-competition agreement, pay $106,000 to AA.

      2. Representations and Warranties of AA. AA represents and warrants to WWC as set forth below. These representations and warranties are made as an inducement for WWC to enter into this Agreement and, but for the making of such representations and warranties and their accuracy, WWC would not be a party hereto.

         2.1 AA Sole Owner of Assets. AA is the sole owner of the Assets and has full right and power to sell and transfer the Assets as set forth in this Agreement.

         2.2 No Liens or Encumbrances. The Assets are free from any security interest or other lien or encumbrance.

         2.3 Performance of This Agreement. The execution and performance of this Agreement, the sale of the Assets, and the non-competition agreement contemplated hereby have been authorized by the board of directors of AA.

         2.4 Litigation. Except as set forth in the AA Disclosure Schedule attached hereto, there are no legal, administrative or other proceedings, investigations or inquiries, product liability or other claims, judgments, injunctions or restrictions, either threatened, pending, or outstanding against or involving AA or its subsidiaries, if any, or their assets, properties, or business, nor does AA or its subsidiaries know, or have reasonable grounds to know, of any basis for any such proceedings, investigations or inquiries, product liability or other claims, judgments, injunctions or restrictions. In addition, there are no material proceedings existing, pending or reasonably contemplated to which any officer, director, or affiliate of AA or as to which any of the shareholders is a party adverse to AA or any of its subsidiaries or has a material interest adverse to AA or any of its subsidiaries. No petition in bankruptcy or for an arrangement of creditors has been filed by or against AA nor has AA taken advantage of any insolvency laws.

         2.5 Taxes. All federal, state, foreign, county and local income, profits, franchise, occupation, property, sales, use, gross receipts and other taxes (including any interest or penalties relating thereto) and assessments which are due and payable have been duly reported, fully paid and discharged as reported by AA, and there are no unpaid taxes which are, or could become a lien on the properties and assets of AA. All tax returns of any kind required to be filed have been filed and the taxes paid or accrued.

         2.6 Accuracy of All Statements Made by AA. No representation or warranty by the AA in this Agreement, nor any statement, certificate, schedule or exhibit hereto furnished or to be furnished by or on behalf of AA pursuant to this Agreement, nor any document or certificate delivered to WWC pursuant to this Agreement or in connection with actions contemplated hereby, contains or shall contain any untrue statement of material fact or omits or shall omit a material fact necessary to make the statement contained therein not misleading.

      3. Representations and Warranties of WWC. WWC represents and warrants to AA as set forth below. These representations and warranties are made as an inducement for AA to enter into this Agreement and, but for the making of such representations and warranties and their accuracy, AA would not be a party hereto.

         3.1 Organization and Good Standing. WWC is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, with full power and authority to enter into and perform the transactions contemplated by this Agreement.

         3.2 Capitalization. As of the date of the closing, WWC will have a total of no more than 10,035,518 shares of common stock issued and outstanding. All of the shares will have been duly authorized and validly issued and will be fully paid and nonassessable.

         3.3 Performance of This Agreement. The execution and performance of this Agreement and the issuance of stock contemplated hereby have been authorized by the board of directors of WWC.

         3.4 Financials. True copies of the financial statements of WWC consisting of the balance sheets as of the fiscal years ended December 31, 1996 and 1995, and the period ended June 30, 1997, and statements of income, cash flow and changes in stockholders equity for each such fiscal year and period, have been delivered by WWC to AA. The year-end statements have been examined and certified by Hansen, Barnett & Maxwell, Certified Public Accountant. Said financial statements are true and correct in all material respects and present an accurate and complete disclosure of the financial condition of WWC as of June 30, 1997, and the earnings for the periods covered, in accordance with generally accepted accounting principles applied on a consistent basis.

         3.5 Liabilities. There are no material liabilities of WWC, whether accrued, absolute, contingent or otherwise, which arose or relate to any transaction of WWC, its agents or servants which are not disclosed by or reflected in said financial statements. As of the date hereof, there are no known circumstances, conditions, happenings, events or arrangements, contractual or otherwise, which may hereafter give rise to liabilities, except in the normal course of business of WWC.

         3.6 Litigation. Except as set forth in the WWC Disclosure Schedule attached hereto, there are no legal, administrative or other proceedings, investigations or inquiries, product liability or other claims, judgments, injunctions or restrictions, either threatened, pending, or outstanding against or involving WWC or its subsidiaries, if any, or their assets, properties, or business, nor does WWC or its subsidiaries know, or have reasonable grounds to know, of any basis for any such proceedings, investigations or inquiries, product liability or other claims, judgments, injunctions or restrictions. In addition, there are no material proceedings existing, pending or reasonably contemplated to which any officer, director, or affiliate of WWC is a party adverse to WWC or any of its subsidiaries or has a material interest adverse to WWC or any of its subsidiaries.

         3.7 Taxes. All federal, state, foreign, county and local income, profits, franchise, occupation, property, sales, use, gross receipts and other taxes (including any interest or penalties relating thereto) and assessments which are due and payable have been duly reported, fully paid and discharged as reported by WWC, and there are no unpaid taxes which are, or could become a lien on the properties and assets of WWC, except as provided for in the financial statements of WWC, or have been incurred in the normal course of business of WWC since that date. All tax returns of any kind required to be filed have been filed and the taxes paid or accrued.

         3.8 Accuracy of All Statements Made by WWC. No representation or warranty by WWC in this Agreement, nor any statement, certificate, schedule, or exhibit hereto furnished or to be furnished by WWC pursuant to this Agreement, nor any document or certificate delivered to AA pursuant to this Agreement or in connection with actions contemplated hereby, contains or shall contain any untrue statement of material fact or omits to state or shall omit to state a material fact necessary to make the statement contained therein not misleading.

      4. Covenants of the Parties.

         4.1 Corporate Records.

             a. Simultaneous with the execution of this Agreement by AA, AA shall deliver to WWC copies of the articles of incorporation, as amended, and the current bylaws of such entity, and copies of the resolutions duly adopted by the board of directors of AA approving this Agreement and the transactions herein contemplated.

             b. Simultaneous with the execution of this Agreement by the WWC, such entity shall deliver to AA copies of the articles of incorporation, as amended, and the current bylaws of WWC, and copies of the resolutions duly adopted by the board of directors of WWC approving this Agreement and the transactions herein contemplated.

         4.2 Access to Information.

             a. WWC and its authorized representatives shall have full access during normal business hours to all properties, books, records, contracts, and documents of AA, and AA shall furnish or cause to be furnished to WWC and its authorized representatives all information with respect to their affairs and businesses as WWC may reasonably request. WWC shall hold, and shall cause its representatives to hold confidential, all such information and documents, other than information that (i) is in the public domain at the time of its disclosure to WWC; (ii) becomes part of the public domain after disclosure through no fault of WWC; (iii) is known to WWC or any of its officers or directors prior to disclosure; or (iv) is disclosed in accordance with the written consent of AA. In the event this Agreement is terminated prior to closing, WWC shall, upon the written request of AA, promptly return all copies of all documentation and information provided by such party hereunder.

             b. AA and its authorized representatives shall have full access during normal business hours to all properties, books, records, contracts, and documents of WWC, and WWC shall furnish or cause to be furnished to AA and its authorized representatives all information with respect to its affairs and business such entity may reasonably request. AA shall hold, and shall cause its representatives to hold confidential, all such information and documents, other than information that (i) is in the public domain at the time of its disclosure to AA; (ii) becomes part of the public domain after disclosure through no fault of AA; (iii) is known to AA or any of their officers or directors prior to disclosure; or (iv) is disclosed in accordance with the written consent of WWC. In the event this Agreement is terminated prior to closing, AA shall, upon the written request of WWC, promptly return all copies of all documentation and information provided by WWC hereunder.

         4.3 Actions Prior to Closing. From and after the date of this Agreement and until the closing date:

             a. WWC and AA shall each carry on its business diligently and substantially in the same manner as heretofore, and neither party shall make or institute any unusual or novel methods of purchase, sale, management, accounting or operation.

             b. Neither WWC nor AA shall enter into any contract or commitment, or engage in any transaction not in the usual and ordinary course of business and consistent with its business practices.

             c. Neither WWC nor AA shall amend its articles of incorporation or bylaws or make any changes in authorized or issued capital stock, except as provided in this Agreement.

             d. WWC and AA shall each use its best efforts (without making any commitments on behalf of the company) to preserve its business organization intact.

             e. Neither WWC nor AA shall do any act or omit to do any act, or permit any act or omission to act, which will cause a material breach of any material contract, commitment, or obligation of such party.

             f. WWC and AA shall each duly comply with all applicable laws as may be required for the valid and effective issuance or transfer of stock contemplated by this Agreement.

             g. Neither WWC nor AA shall sell or dispose of any property or assets, except products sold in the ordinary course of business.

             h. WWC and AA shall each promptly notify the other of any lawsuits, claims, proceedings, or investigations that may be threatened, brought, asserted, or commenced against it, its officers or directors involving in any way the business, properties, or assets of such party.

         4.4 Shareholders' Meeting. AA shall promptly submit this Agreement and the transactions contemplated hereby for the approval of its stockholders at a meeting of stockholders or by written consent and, subject to the fiduciary duties of the Board of directors of such entities under applicable law, shall use its best efforts to obtain stockholder approval and adoption of this Agreement and the transactions contemplated hereby. WWC shall have the right to review and provide comments to any information furnished to the shareholders of AA concerning WWC prior to mailing of such information to the shareholders of AA.

         4.5 Indemnification. AA shall indemnify WWC for any loss, cost, expense, or other damage (including, without limitation, attorneys' fees and expenses) suffered by AA resulting from, arising out of, or incurred with respect to the falsity or the breach of any representation, warranty, or covenant made by AA herein, and any claims arising from the operations of AA prior to the closing date. WWC shall indemnify and hold AA harmless from and against any loss, cost, expense, or other damage (including, without limitation, attorneys' fees and expenses) resulting from, arising out of, or incurred with respect to, or alleged to result from, arise out of or have been incurred with respect to, the falsity or the breach of any representation, covenant, warranty, or agreement made by WWC herein, and any claims arising from the operations of WWC prior to the closing date. The indemnity agreement contained herein shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any party and shall survive the consummation of the transactions contemplated by this Agreement.

         4.6 Publicity. The parties agree that no publicity, release, or other public announcement concerning this Agreement or the transactions contemplated by this Agreement shall be issued by any party hereto without the advance approval of both the form and substance of the same by the other parties and their counsel, which approval, in the case of any publicity, release, or other public announcement required by applicable law, shall not be unreasonably withheld or delayed.

         4.7 Expenses. Except as otherwise expressly provided herein, each party to this Agreement shall bear its own respective expenses incurred in connection with the negotiation and preparation of this Agreement, in the consummation of the transactions contemplated hereby, and in connection with all duties and obligations required to be performed by each of them under this Agreement.

         4.8 Further Actions. Each of the parties hereto shall take all such further action, and execute and deliver such further documents, as may be necessary to carry out the transactions contemplated by this Agreement.

      5. Conditions Precedent to WWC's Obligations. Each and every obligation of WWC to be performed on the closing date shall be subject to the satisfaction prior thereto of the following conditions:

         5.1 Truth of Representations and Warranties. The representations and warranties made by AA in this Agreement or given on its behalf hereunder shall be substantially accurate in all material respects on and as of the closing date with the same effect as though such representations and warranties had been made or given on and as of the closing date.

         5.2 Performance of Obligations and Covenants. AA shall have performed and complied with all obligations and covenants required by this Agreement to be performed or complied with by it prior to or at the closing.

         5.3 Officer's Certificate. WWC shall have been furnished with a certificate (dated as of the closing date and in form and substance reasonably satisfactory to WWC), executed by executive officers of AA, certifying to the fulfillment of the conditions specified in subsections 5.1 and 5.2 hereof.

         5.4 No Litigation or Proceeding. There shall be no litigation or any proceeding by or before any governmental agency or instrumentality pending or threatened against any party hereto that seeks to restrain or enjoin or otherwise questions the legality or validity of the transactions contemplated by this Agreement or which seeks substantial damages in respect thereof.

         5.5 No Material Adverse Change. As of the closing date there shall not have occurred any material adverse change which materially impairs the Assets, and there shall not have occurred any material adverse change, financially or otherwise, which materially impairs the ability of AA to conduct its business or the earning power thereof on the same basis as in the past.

         5.6 Shareholders' Approval. The holders of all of the outstanding common stock of AA shall have voted for authorization and approval of this Agreement and the transactions contemplated hereby.

         5.7 Time Limit on Closing. Closing shall have taken place by October 31, 1997.

         5.8 Government Approvals. AA shall have complied with applicable bulk transfer laws or other laws or regulations regarding the sale of the Assets.

         5.9 Forgiveness of Debt. AA shall obtain the forgiveness of any and all debts owed by AA to its officers, directors, or shareholders, such that AA shall not have liabilities in excess of $ 1,000 in the aggregate.

      6. Conditions Precedent to Obligations of AA. Each and every obligation of AA to be performed on the closing date shall be subject to the satisfaction prior thereto of the following conditions:

         6.1 Truth of Representations and Warranties. The representations and warranties made by WWC in this Agreement or given on its behalf hereunder shall be substantially accurate in all material respects on and as of the closing date with the same effect as though such representations and warranties had been made or given on and as of the closing date.

         6.2 Performance of Obligations and Covenants. WWC shall have performed and complied with all obligations and covenants required by this Agreement to be performed or complied with by it prior to or at the closing.

         6.3 Officer's Certificate. AA shall have been furnished with a certificate (dated as of the closing date and in form and substance reasonably satisfactory to AA), executed by an executive officer of WWC, certifying to the fulfillment of the conditions specified in subsections 6.1 and 6.2 hereof.

         6.4 No Litigation or Proceedings. There shall be no litigation or any proceeding by or before any governmental agency or instrumentality pending or threatened against any party hereto that seeks to restrain or enjoin or otherwise questions the legality or validity of the transactions contemplated by this Agreement or which seeks substantial damages in respect thereof.

         6.5 No Material Adverse Change. As of the closing date there shall not have occurred any material adverse change which materially impairs the ability of WWC to conduct its business.

         6.6 Time Limit on Closing. Closing shall have taken place by October 31, 1997.

      7. Closing.

         7.1 Time and Place. The closing of this transaction ("closing") shall take place at 150 Wright Brothers Drive, Suite 560, Salt Lake City, Utah, at 11:00 a.m., October 31, 1997, or at such other time and place as the parties hereto shall agree upon. Such date is referred to in this agreement as the "closing date."

         7.2 Documents To Be Delivered by AA. At the closing AA shall deliver to WWC the following documents:

             a. Bills of sale and such other instruments of assignment, transfer, conveyance, or endorsement as will be sufficient in the opinion of WWC and its counsel to transfer to WWC full, complete, and absolute title to all of the Assets.

             b. The certificate required pursuant to subsection 5.3 hereof.

             c. Such other documents of transfer, certificates of authority and other documents as WWC may reasonably request.

         7.3 Documents To Be Delivered by WWC. At the closing WWC shall deliver to AA the following documents or items:

             a. A cashier's check for the purchase price as set forth in subsection 1.4 hereof.

             b. The certificate required pursuant to subsection 6.3 hereof.

             C. Such other documents of transfer, certificates of authority, and other documents as AA may reasonably request.

      8. Termination. This Agreement may be terminated by WWC or AA by notice to the other if, (i) at any time prior to the closing date any event shall have occurred or any state of facts shall exist that renders any of the conditions to its or their obligations to consummate the transactions contemplated by this Agreement incapable of fulfillment, or (ii) on October 31, 1997, if the closing shall not have occurred. Following termination of this Agreement no party shall have liability to another party relating to such termination, other than any liability resulting from the breach of this Agreement by a party prior to the date of termination.

      9. Miscellaneous.

         9.1 Notices, All communications provided for herein shall be in writing and shall be deemed to be given or made when served personally or when deposited in the United States mail, certified return receipt requested, addressed as follows, or at such other address as shall be designated by any party hereto in written notice to the other party hereto delivered pursuant to this subsection:

                 WWC:                      David Singer, President
                                           150 Wright Brothers Drive
                                           Suite 560
                                           Salt Lake City, UT 84116

                 AA:                       P.O. Box 920
                                           Truro, MA 02666

         9.2 Default. Should any party to this Agreement default in any of the covenants, conditions, or promises contained herein, the defaulting party shall pay all costs and expenses, including a reasonable attorney's fee, which may arise or accrue from enforcing this Agreement, or in pursuing any remedy provided hereunder or by the statutes of the State of Utah.

         9.3 Assignment. This Agreement may not be assigned in whole or in part by the parties hereto without the prior written consent of the other party or parties, which consent shall not be unreasonably withheld.

         9.4 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their heirs, executors, administrators, successors and assigns.

         9.5 Partial Invalidity. If any term, covenant, condition, or provision of this Agreement or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement or application of such term or provision to persons or circumstances other than those as to which it is held to be invalid or unenforceable shall not be affected thereby and each term, covenant, condition, or provision of this Agreement shall be valid and shall be enforceable to the fullest extent permitted by law.

         9.6 Entire Agreement. This Agreement constitutes the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes all negotiations, representations, prior discussions, and preliminary agreements between the parties hereto relating to the subject matter of this Agreement.

         9.7 Interpretation of Agreement. This Agreement shall be interpreted and construed as if equally drafted by all parties hereto.

         9.8 Survival of Covenants, Etc, All covenants, representations, and warranties made herein to any party, or in any statement or document delivered to any party hereto, shall survive the making of this Agreement and shall remain in full force and effect until the obligations of such party hereunder have been fully satisfied.

         9.9 Further Action. The parties hereto agree to execute and deliver such additional documents and to take such other and further action as may be required to carry out fully the transactions contemplated herein.

         9.10 Amendment. This Agreement or any provision hereof may not be changed, waived, terminated, or discharged except by means of a written supplemental instrument signed by the party or parties against whom enforcement of the change, waiver, termination, or discharge is sought.

         9.11 Full Knowledge. By their signatures, the parties acknowledge that they have carefully read and fully understand the terms and conditions of this Agreement, that each party has had the benefit of counsel, or has been advised to obtain counsel, and that each party has freely agreed to be bound by the terms and conditions of this Agreement.

         9.12 Headings. The descriptive headings of the various sections or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

         9.13 Counterparts. This Agreement may be executed in two or more partially or fully executed counterparts, each of which shall be deemed an original and shall bind the signatory, but all of which together shall constitute but one and the same instrument.

      IN WITNESS WTIEREOF, the parties hereto executed the foregoing Asset Purchase Agreement effective as of the day and year first above written.

WWC:                         World Wireless Communications, Inc.


                             By /s/ David Singer
                                ------------------------------------
                                David Singer, President

AA:                          Austin Antenna, Ltd.





                             By /s/ Barbara Austin, President
                                --------------------------------------
                                Barbara Austin, President

                                  SCHEDULE "A"
                                     TO THE
                            ASSET PURCHASE AGREEMENT

                            ASSETS TO BE TRANSFERRED

Description of Asset or Liability                                 Valuation
---------------------------------                                 ---------

The Name("Austin Antenna, Ltd.")

See attached schedules

                   DISCLOSURE SCHEDULE OF AUSTIN ANTENNA, LTD.




George Ploussios - Litigation

           DISCLOSURE SCHEDULE OF WORLD WIRELESS COMMUNICATIONS, INC.


Digital Scientific, Inc. - Litigation